SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 1, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

      On January 1, 2004, Connecticut Valley Electric Company Inc. ("Connecticut Valley"), a wholly-owned subsidiary of Central Vermont Public Service Corporation (the "Company"), completed the sale of substantially all of its plant assets and its franchise to Public Service Company of New Hampshire ("PSNH").

      Connecticut Valley served approximately 10,000 customers in the State of New Hampshire. In recent years, Connecticut Valley had been involved in certain disputes and litigation involving electric industry restructuring, power supply from the Company, and a power purchase contract with Wheelabrator, an independent power producer. The sale resolves all Connecticut Valley restructuring litigation in New Hampshire and the Company's stranded cost litigation at FERC. See Notes 5 and 6 to the condensed Consolidated Financial Statements included in the Company's Form 10-Q for the period ended September 30, 2003, for additional information related to: Discontinued Operations - Connecticut Valley Sale; New Hampshire Retail Rate/Federal Court Proceedings; FERC Proceedings; and Wheelabrator Power Contract.

      On December 5, 2002, the Company agreed to sell Connecticut Valley's franchise and plant assets to PSNH. The agreement resulted from months of negotiations with the Governor's Office of Energy and Community Services, NHPUC staff, the Office of Consumer Advocate, the City of Claremont and New Hampshire Legal Assistance.

      PSNH paid Connecticut Valley for Connecticut Valley's franchise, plant assets and related items, the net book value of the assets, approximately $9 million, plus $21 million for intangible assets, plus certain other adjustments as provided in the agreement. PSNH acquired Connecticut Valley's poles, wires, substations and other facilities, and several independent power obligations, including the Wheelabrator contract.

      On May 23, 2003, the NHPUC approved the sale without conditions. In its order, the NHPUC also approved the settlement with Wheelabrator. On September 30, 2003, FERC issued an order authorizing the sale of Connecticut Valley's jurisdictional facilities to PSNH. On October 2, 2003, FERC issued an order approving an Offer of Settlement to permit termination of the wholesale power contract and related exit fee proceedings upon completion of the sale. Connecticut Valley and the Company have terminated the wholesale power contract for $21 million as part of the sales agreement.

      Whether the sale results in a gain or loss is highly dependent on power market price forecasts. At this time, Management estimates that the sale will result in a gain which will be booked in the first quarter of 2004 pursuant to generally accepted accounting practices. The Company cannot predict the effect of this gain on the Company's results of operations, financial condition, earnings and cash flows for 2004.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau, Senior Vice President for Legal and Public Affairs, and Corporate Secretary

January 8, 2004